Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks, Inc.
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS COMBINES WORLDWIDE SALES

AND CUSTOMER SUPPORT

Sharpening Focus on Revenue Growth and Customers

SANTA CLARA, Calif.; May 10, 2010 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced that it is combining its Worldwide Sales and Customer Support Organization under a single worldwide field operation to be headed by 20 plus year industry veteran and current Vice President and General Manager of Worldwide Services, Mike Seaton.

“This is an important next step in our continuing efforts to focus on revenue growth and customer success. This change combines customer support and global sales responsibility under one executive,” said Bob L. Corey, EVP & CFO and acting President & CEO of Extreme Networks. “Mike is a proven leader and his focus on the customer allowed him to do an outstanding job of leading our customer support organization to where it now makes sense to bring it under a single global sales and customer support umbrella. Under a combined organization, Mike will set the course to continue to drive revenue growth, as well as, customer support.”

Mr. Seaton noted, “This is a very exciting time for Extreme Networks. We currently offer the deepest range of high-quality products and superior services in the company’s history, and we plan to leverage that through our distribution channels to drive revenue growth. I look forward to getting us to the next stage of revenue growth while we continue to delight our customers.”

Mr. Corey said that the consolidation of sales and customer support under Mike Seaton is effective immediately and the transition is expected to be completed by mid-summer. Helmut Wilke the Senior Vice President of Worldwide Sales, will remain with Extreme during that period to facilitate a smooth transition.

“I am grateful to Helmut for all he’s done to motivate his organization and help us over the past three years,” Corey added. “We are thankful for his tireless efforts and offer our best wishes for his bright future.”

As Vice President of Worldwide Sales and Services, Seaton will report directly to Mr. Corey. He joined Extreme Networks in 2004 and has served as Vice President and General Manager for worldwide customer support since 2007. He previously held the role of Vice President of Strategic Alliances and Sales Operations, where he was responsible for strategic business partners and customers worldwide. Prior to joining Extreme Networks, Seaton developed a focus on customers and had sales success in various sales and sales management positions at AT&T, Lucent Technologies and Avaya throughout his 16 year career there. Seaton holds a Bachelor of General Studies concentrated in Mathematics and Computer Science from the University of Michigan and an MBA from Florida State University.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet network infrastructure that support data, voice and video for enterprises and service providers. The company’s network solutions feature high performance, high availability and scalable switching solutions that enable organizations to address real-world communications challenges and opportunities. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

Extreme Networks is either a registered trademark or trademark of Extreme Networks, Inc. within the United States and other countries.

Except for the historical information contained herein, the matters set forth in this press release, including without limitation statements as to sales and revenue growth are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date. Because such statements deal with future events, they are subject to risks and uncertainties, including network design and actual results of use of the product in different environments. We undertake no obligation to update the forward-looking information in this release. Other important factors which could cause actual results to differ materially are contained in the Company’s 10-Qs and 10-Ks which are on file with the Securities and Exchange Commission. http://www.sec.gov

###